UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

February 12, 2025
Date of Report (date of earliest event reported)

INTEVAC, INC.

(Exact name of Registrant as specified in its charter)

State of Delaware	0-26946	94-3125814
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

3560 Bassett Street
Santa Clara, CA 95054
(Address of principal executive offices)

(408) 986-9888
(Registrant’s telephone number, including area code)

N/A

 (Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock ($0.001 par value)	IVAC	The Nasdaq Stock Market LLC (Nasdaq) Global Select

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.          Entry into a Material Definitive Agreement.

Merger Agreement

On February 13, 2025, Intevac, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Seagate Technology Holdings plc, an Irish public limited company (“Parent”), and Irvine Acquisition Holdings, Inc., a Delaware corporation and an indirect wholly owned subsidiary of Parent (“Purchaser”).

The Merger Agreement provides that, upon the terms and subject to the conditions of the Merger Agreement, as promptly as practicable (but no later than 15 business days from the signing of the Merger Agreement), Purchaser will commence a tender offer (the “Offer”) to acquire all of the issued and outstanding shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”) in exchange for $4.00 per share, payable in cash at closing, without interest and subject to reduction for any applicable withholding of taxes (the “Offer Consideration”). The Offer will remain open for 20 business days, subject to extension under certain circumstances.

In addition, the Company will pay its regular quarterly dividend of $0.05 per share on March 13, 2025, to stockholders of record of the Company as of February 28, 2025. In connection with the closing of the transactions contemplated by the Merger Agreement, the Company will pay a one-time special dividend of $0.052 per share (the “Special Dividend”).

The obligation of Purchaser to purchase shares of Common Stock tendered in the Offer is subject to the satisfaction or waiver of a number of conditions set forth in the Merger Agreement, including (i) that there have been validly tendered and not validly withdrawn shares of Common Stock that, considered together with all other shares of Common Stock, if any, owned by Purchaser and its affiliates (as defined in Section 251(h)(6)(a) of the Delaware General Corporation Law, as amended (the “DGCL”)), represent one more share of Common Stock than 50% of the total number of shares of Common Stock outstanding at the time of the expiration of the Offer; (ii) the accuracy of the representations and warranties of the Company contained in the Merger Agreement, subject to customary thresholds and exceptions; (iii) the Company’s compliance with, and performance of, in all material respects its covenants and agreements contained in the Merger Agreement; (iv) the absence of a Material Adverse Effect (as defined in the Merger Agreement); and (v) other customary conditions set forth in Annex I to the Merger Agreement.

Following the consummation of the Offer, subject to the conditions set forth in the Merger Agreement, and in accordance with the DGCL, Purchaser will merge with and into the Company, with the Company as the surviving corporation and a wholly owned subsidiary of Parent (the “Merger”). If an Offer Termination (as defined below) does not occur, the Merger will be governed by Section 251(h) of the DGCL, with no stockholder vote required to consummate the Merger.

Pursuant to the Merger Agreement, Purchaser may elect to proceed with the acquisition through a Merger without any Offer, in which case Purchaser will terminate the Offer or allow it to expire (such termination, an “Offer Termination”). In this case, the Company would be required to file a proxy statement to obtain approval of the Merger by the Company’s stockholders at a special meeting of stockholders held for the purpose of voting upon the adoption of the Merger Agreement, and the Merger would be effected pursuant to Section 251(c) of the DGCL.

Pursuant to the Merger, each issued and outstanding share of Common Stock (other than shares of Common Stock held by the Company, Parent, Purchaser, any wholly owned subsidiary of Parent (other than Purchaser), any wholly owned subsidiary of the Company or by stockholders of the Company who have properly exercised and perfected their statutory rights of appraisal under the DGCL) will be converted automatically into and will thereafter represent only the right to receive the Offer Consideration.

In addition, the Merger Agreement provides that, at the effective time of the Merger (the “Effective Time”), compensatory options to purchase shares of Common Stock (each a “Company Option”) will receive the following treatment:

•
each Company Option with an exercise price per share that is less than the amount of the Offer Consideration will be cancelled in exchange for an amount in cash equal to the product of (x) the total number of shares subject to such Company Option immediately prior to the Effective Time multiplied by (y) the excess of the amount of the Offer Consideration over the applicable exercise price per share of such Company Option; and

•
each Company Option with an exercise price per share that is equal to or greater than the amount of the Offer Consideration and that is then outstanding and unexercised, whether or not vested, will be cancelled with no consideration payable in respect thereof.

In addition, at the Effective Time, each restricted stock unit of the Company that vests based solely on the continued performance of services and not the achievement of performance metrics (each a “Company RSU”) that is then outstanding will vest in full and, whether or not vested, will be cancelled and exchanged for the right to receive a cash payment equal to the product of (i) the total number of shares subject to such Company RSU immediately prior to the Effective Time multiplied by (ii) the Offer Consideration.

In connection with the Merger, restricted stock units of the Company that vest based on the continued performance of services and the achievement of performance metrics (each a “Company PRSU”) will receive the following treatment:

•
Immediately prior to the Effective Time, each Company PRSU granted in 2022 that is then outstanding will be cancelled in exchange for an amount in cash equal to the product of (x) 25% of the “Number of RSUs Subject to Award” listed in the applicable award agreement multiplied by (y) the Offer Consideration;

•
Immediately prior to the Effective Time, each Company PRSU granted in 2025 that is then outstanding will be cancelled in exchange for an amount in cash equal to the product of (x) the “Target RSUs” listed in the applicable award agreement multiplied by (y) the Offer Consideration; and

•
Prior to the Effective Time, each Company PRSU granted in 2023 and each Company PRSU granted in 2024 that, in each case, is outstanding and unvested will be cancelled with no consideration payable in respect thereof.

The Merger Agreement includes customary representations, warranties and covenants of the Company, Parent and Purchaser for a transaction of this nature, including covenants regarding the operation of the Company’s business prior to the Effective Time.

The Company has agreed to customary restrictions on its ability to solicit alternative acquisition proposals from third parties and engage in discussions or negotiations with third parties regarding acquisition proposals. Notwithstanding these restrictions, the Company may under certain circumstances provide information to and participate in discussions or negotiations with third parties with respect to an unsolicited bona fide written acquisition proposal that the Board of Directors of the Company has determined constitutes or would reasonably be expected to lead to a Superior Offer (as defined in the Merger Agreement), if failing to do so would be inconsistent with the Board of Directors’ fiduciary duties under applicable law.

The Merger Agreement also provides that, in connection with the termination of the Merger Agreement under specified circumstances, including termination by the Company to accept and enter into an agreement with respect to a Superior Offer, the Company will be required to pay Parent a termination fee in the amount of $4,300,000.

The Board of Directors of the Company unanimously has (i) determined that the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Offer and the Merger, are fair to and in the best interest of the Company and its stockholders; (ii) declared it advisable that the Company enters into the Merger Agreement; (iii) approved the execution, delivery and performance by the Company of the Merger Agreement and the consummation by the Company of the Transactions (as defined in the Merger Agreement), including the Offer and the Merger; (iv) resolved that (a) if Purchaser irrevocably accepts for purchase all shares of Common Stock validly tendered (and not validly withdrawn) pursuant to the Offer, the Merger will be effected under Section 251(h) of the DGCL and will be effected as soon as practicable following the consummation of the Offer; and (b) if an Offer Termination occurs, the Merger will be governed by Section 251(c) of the DGCL, in each case, upon the terms and subject to the conditions set forth in the Merger Agreement; and (v) resolved to recommend that the Company’s stockholders (a) accept the Offer and tender their shares of Common Stock to Purchaser pursuant to the Offer; and (b) adopt the Merger Agreement at any meeting of the Company’s stockholders held for such purpose and any adjournment or postponement thereof.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference. A copy of the Merger Agreement has been included to provide investors with information regarding its terms and is not intended to provide any factual information about the Company or Parent.

The Merger Agreement contains representations, warranties, covenants and agreements that were made only for purposes of the Merger Agreement and as of specified dates. The representations and warranties in the Merger Agreement reflect negotiations between the parties to the Merger Agreement and are not intended as statements of fact to be relied upon by the Company’s stockholders. In particular, the representations, warranties, covenants and agreements in the Merger Agreement may be subject to limitations agreed by the parties, including having been modified or qualified by certain confidential disclosures that were made between the parties in connection with the negotiation of the Merger Agreement, and having been made for purposes of allocating risk among the parties rather than establishing matters of fact. In addition, the parties may apply standards of materiality in a way that is different from what may be viewed as material by investors. As such, the representations and warranties in the Merger Agreement may not describe the actual state of affairs at the date they were made or at any other time, and you should not rely on them as statements of fact. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, and unless required by applicable law, the Company undertakes no obligation to update such information.

Parent has been a long-time customer of the Company and has accounted for over 90% of its consolidated net revenues in each of fiscal year 2024 and 2023.

Tender and Support Agreements

In connection with the execution of the Merger Agreement, on February 13, 2025 Parent and Purchaser entered into Tender and Support Agreements (each a “Support Agreement”), with each of (i) Bleichroeder LP and Bleichroeder Holdings LLC, (ii) Palogic Value Management, L.P., Palogic Value Fund, L.P., Palogic Capital Management, LLC and Ryan L. Vardeman and (iii) Nigel D. Hunton (each a “Supporting Stockholder”), which collectively own approximately 23.5% of the outstanding shares of Common Stock as of February 11, 2025. Each Support Agreement provides, among other things, that the applicable Supporting Stockholder will tender all of the shares of Common Stock held by such Supporting Stockholder to Purchaser in the Offer and, if applicable, vote all of such Supporting Stockholder’s shares of Common Stock in favor of the Merger.

The form of Support Agreement has been included to provide information regarding its terms. It is not intended to modify or supplement any factual disclosures about the applicable Supporting Stockholder or the Company, Parent or Purchaser in any public reports filed with the U.S. Securities and Exchange Commission (the “SEC”) by the Company, Parent or Purchaser.

The foregoing description of the Support Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Support Agreement, which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 5.03          Amendments to Articles of Incorporation or Bylaws.

On February 12, 2025, in connection with the transactions contemplated by the Merger Agreement, the Company’s Board of Directors amended and restated the Amended and Restated Bylaws of the Company (the “Bylaws Amendment”). The Bylaws Amendment provides for the state and federal courts located within the State of Delaware to be the exclusive forum for various governance disputes concerning the Company and other persons.

The foregoing summary of the Bylaws Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Bylaws Amendment, which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 8.01          Other Events.

Press Release

On February 13, 2025, the Company and Parent issued a joint press release announcing the entry into the Merger Agreement. A copy of the joint press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Additional Information and Where to Find It

In connection with the proposed acquisition (the “Transaction”) of the Company by Parent, Purchaser will commence a tender offer for all of the outstanding shares of the Company. The tender offer has not yet commenced. This communication is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell shares of the Company. It is also not a substitute for the tender offer materials that Purchaser will file with the SEC upon commencement of the tender offer. At the time that the tender offer is commenced, Purchaser will file tender offer materials on Schedule TO with the SEC, and the Company will file a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC with respect to the tender offer. Under certain circumstances described in the definitive Transaction documents, Parent may determine instead to terminate or withdraw the offer and effect the Transaction through a merger only, in which case the relevant documents to be filed with the SEC will include a proxy statement for the solicitation of votes of the Company stockholders to approve the merger. THE TENDER OFFER MATERIALS (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER TENDER OFFER DOCUMENTS), THE SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9, AND, IF APPLICABLE, THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED BY PARENT, THE COMPANY, OR PURCHASER WILL CONTAIN IMPORTANT INFORMATION THAT SHOULD BE READ CAREFULLY AND CONSIDERED BY THE COMPANY’S STOCKHOLDERS BEFORE ANY DECISION IS MADE WITH RESPECT TO THE TENDER OFFER, OR IF APPLICABLE, VOTING ON THE TRANSACTION. A free copy of these materials will be available to the Company’s stockholders by visiting the Company’s website (https://ir.intevac.com). In addition, these materials (and all other documents filed by Parent, the Company, and Purchaser with the SEC) will be available at no charge on the SEC’s website (www.sec.gov) upon filing with the SEC.

If the tender offer is terminated and the Transaction is to be effected by merger only, in which case, the approval of the Company stockholders must be obtained, Parent, the Company and their respective directors and executive officers may be deemed to be participants in any such solicitation of proxies from the Company’s stockholders in connection with the Transaction. Information regarding Parent’s directors and executive officers is available in its most recent proxy statement that was filed with the SEC (and is available at https://www.sec.gov/ix?doc=/Archives/edgar/data/1137789/000113778924000085/stx-20240903.htm).   Information regarding the Company’s directors and executive officers is available in its most recent proxy statement that was filed with the SEC (and is available at https://www.sec.gov/Archives/edgar/data/1001902/000119312524091334/d719495ddef14a.htm). Other information regarding potential participants in any such proxy solicitation will be contained in any proxy statement filed in connection with the Transaction.

Forward-Looking Statements

Certain statements contained in this communication may be characterized as forward-looking under the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially.

Statements in this communication regarding the Company and Parent that are forward-looking may include statements regarding: (i) the Transaction; (ii) the anticipated occurrence, manner and timing of the proposed tender offer, (iii) the expected timing of the closing of the Transaction; (iv) considerations taken into account in approving and entering into the Transaction; (v) the anticipated benefits to, or impact of, the Transaction on the Company’s and Parent’s respective businesses; and (vi) expectations for the Company and Parent following the closing of the Transaction. There can be no assurance that the Transaction will be consummated.

Actual events or results may differ materially from these forward-looking statements. Words such as “anticipate,” “expect,” “intend,” “plan,” “propose,” “provide,” “believe,” “seek,” “estimate,” variations of such words, and similar expressions are intended to identify such forward-looking statements, although not all forward-looking statements contain these identifying words. Risks and uncertainties that could cause actual results to differ materially from those indicated in the forward-looking statements, in addition to those identified above, include:  (i) the possibility that the conditions to the closing of the Transaction are not satisfied or waived; (ii) uncertainties as to how many of the Company’s stockholders will tender their stock; (iii) the possibility that competing offers will be made; (iv) the occurrence of any event, change or other circumstance that could give rise to a right to terminate the Transaction; (v) possible disruption related to the Transaction to the Company’s and Parent’s current plans, operations and business relationships, including through the loss of customers and employees; (vi) the amount of the costs, fees, expenses and other charges incurred by the Company and Parent related to the Transaction; (vii) the risk that the Company’s or Parent’s stock price may fluctuate during the pendency of the Transaction; (viii) the diversion of the Company’s or Parent’s respective management’s time and attention from ongoing business operations and opportunities; (ix) the response of competitors and other market participants to the Transaction; (x) potential litigation relating to the Transaction; (xi) uncertainty as to timing of completion of the Transaction and the ability of each party to consummate the Transaction; and (xii) and the impact of global macroeconomic conditions and supply chain challenges on the Company’s or Parent’s respective businesses.

A more complete description of these and other material risks can be found in the periodic reports that the Company and Parent have filed and will file with the SEC, including their Quarterly Reports on Form 10-Q for the quarterly period ended December 27, 2024 and September 28, 2024 for Parent and the Company respectively, and their Annual Reports on Forms 10-K for the fiscal year ended June 28, 2024 and December 30, 2023 for Parent and the Company respectively, as well as the Schedule TO and related tender offer documents to be filed by Parent and its acquisition subsidiary, Purchaser, the Schedule 14D-9 to be filed by the Company, and, if applicable, the proxy statement referenced above. All forward-looking statements in this communication are based on information available to the Company and Parent as of the date of this communication, and, except as required by law, neither the Company nor Parent assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

Item 9.01          Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated as of February 13, 2025, by and among Seagate Technology Holdings plc, Irvine Acquisition Holdings, Inc., and Intevac, Inc.
3.1	Amended and Restated Bylaws of Intevac, Inc., dated as of February 12, 2025
99.1	Form of Tender and Support Agreement, dated as of February 13, 2025, by and among Seagate Technology Holdings plc, Irvine Acquisition Holdings, Inc., and certain stockholders of Intevac, Inc.
99.2	Press release, dated February 13, 2025, issued by Intevac, Inc. and Seagate Technology Holdings plc
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*
Schedules and exhibits omitted pursuant to Item 601(a)(5) of Regulation S-K. Intevac, Inc. will furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request. Intevac, Inc. may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedules or exhibits so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEVAC, INC.

Date: February 13, 2025	By:	/s/ Cameron McAulay
	Name:	Cameron McAulay
	Title:	Chief Financial Officer